UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2011

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Warner Music Group Corp., a Delaware corporation (the “Company”), announced on May 6, 2011 that the Company had entered into an Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), with Airplanes Music LLC, a Delaware limited liability company (“Parent”), and Airplanes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”). The Acquiring Parties are affiliated with Access Industries, Inc.

The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of Merger Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (other than any shares owned by the Company or its wholly-owned subsidiaries or the Acquiring Parties or their respective affiliates or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law (collectively, the “Excluded Stockholders”)), will be cancelled and will be converted automatically into the right to receive $8.25 in cash (the “Merger Consideration”), without interest.

Stockholders of the Company will be asked to approve the Merger at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger at a duly called stockholders meeting (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval of the Merger by the European Commission pursuant to Council Regulation (EC) No. 139/2004, as amended, and (iv) the absence of any order enjoining or prohibiting the Merger, subject to limited exceptions. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of the Acquiring Parties to consummate the Merger is subject to the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the effective time of the Merger. The Acquiring Parties also are not required to consummate the Merger until after completion of a marketing period for the financing they are using to fund a portion of the Merger Consideration. However, availability of financing for the Merger is not a condition to the Acquiring Parties’ obligations to consummate the Merger.

The Company has made customary representations and warranties to the Acquiring Parties in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of the Company’s reasonable best efforts to cause the Merger to be consummated.

Under the Merger Agreement, the Company is subject to a “no-shop” restriction on its ability to solicit offers or proposals relating to a takeover proposal or to provide information to or engage in discussions or negotiations with third parties regarding a takeover proposal. Prior to receipt of the Stockholder Approval, the no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal that the Board of Directors of the Company (the “Board”) has determined constitutes or would reasonably be expected to lead to a Superior Proposal and, subject to compliance with the terms of the Merger Agreement, to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into an acquisition agreement with respect to a Superior Proposal. A “Superior Proposal” is a proposal (including a proposal for the acquisition of either the Company’s music publishing business or recorded music business) that the Board has determined in good faith, after consultation with the Company’s legal and financial advisors, is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the Merger.

The Merger Agreement contains certain termination rights for both the Company and the Acquiring Parties. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $56 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $60 million under certain specified circumstances, and a reverse termination fee of $140 million in the event of a willful breach by Parent of its material representations, warranties, covenants or agreements under the Merger Agreement that materially contributes to the failure of the Merger to occur. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 7, 2011.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which (together with cash on hand at the Company) will be used by Parent to pay the aggregate Merger Consideration and all related fees and expenses and to refinance certain indebtedness of the Company. Access Industries Holdings LLC (the “Sponsor”) has committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount of $1.118 billion (plus additional amounts as may be required to pay certain fees under the debt commitment letter described below), on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Sponsor in connection with the Merger (the “Equity Commitment Letter”). The Equity Commitment Letter will terminate automatically upon any termination of the Merger Agreement. In addition, AI Investments Holdings LLC, an affiliate of Parent has executed a limited guarantee and limited performance guarantee in favor of the Company to guarantee, subject to the limitations described therein, the satisfaction of the funding of the aggregate Merger Consideration by the Sponsor and payment of any reverse termination fee by Parent.

Parent has advised the Company that Credit Suisse AG (acting through its subsidiaries or branches, “Credit Suisse”) and UBS Loan Finance LLC (“UBS” and, together with Credit Suisse, the “Lenders”) have committed to provide, among others, a $60 million senior secured revolving credit facility, a $845 million senior unsecured bridge facility and a $200 million senior holdco bridge facility, on the terms and subject to the conditions set forth in a debt commitment letter dated May 6, 2011 (the “Debt Commitment Letter”). The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation: (i) the absence of a Company Material Adverse Effect, (ii) execution and delivery of definitive documentation with respect to the debt financing contemplated by the Debt Commitment Letter and otherwise reasonably satisfactory to the Lenders, (iii) accuracy of certain specified representations and warranties in the loan documents, (iv) receipt of not less than $920 million in equity financing from the Sponsor, (v) consummation of the Merger in accordance with the Merger Agreement and (vi) with respect to the bridge facilities, (X) receipt of a customary offering memorandum and (Y) expiration of a 15 consecutive business day marketing period following the delivery of such offering memorandum. If such 15 consecutive business day period has not ended prior to August 19, 2011, then such period will not commence until on or after September 6, 2011. The final termination date for the Debt Commitment Letter is the earliest of: (a) November 7, 2011 or (b) the date on which the Merger Agreement is terminated in accordance with its terms.

In connection with the execution of the Merger Agreement, Parent and certain stockholders of the Company have entered into a voting agreement, pursuant to which such stockholders, consisting of affiliates of Thomas H. Lee Partners, L.P., affiliates of Bain Capital Investors, LLC and Edgar Bronfman, Jr., who collectively own approximately 56% of the Company’s outstanding common stock, have agreed with Parent to vote in favor of the Merger and the adoption of the Merger Agreement and against any competing takeover proposals, subject to the limitations set forth in the voting agreement between such persons and Parent. Such stockholders’ obligations under the voting agreement will terminate upon the termination of the Merger Agreement in accordance with its terms, including in connection with a Superior Proposal. In addition, such stockholders have agreed to pay Parent 50% of any consideration to be received by them in excess of the Merger Consideration to the extent any such excess consideration is payable to such stockholders in connection with the termination of the Merger Agreement and the Company entering into a Superior Proposal.

Goldman, Sachs & Co. (“Goldman Sachs”) and AGM Partners LLC (“AGM”) serve as the financial advisors to the Board. On May 6, 2011, Goldman Sachs delivered a written opinion to the Board that, as of the date of the opinion and subject to the limitations contained therein, the consideration to be offered to the stockholders of the Company (other than the Excluded Stockholders) in the Merger is fair from a financial point of view to such stockholders.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquiring Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the

Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 6, 2011, the Company issued a press release announcing the execution of the Merger Agreement, which is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Important Additional Information will be Filed with the SEC:

In connection with the proposed transaction, the Company intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WARNER MUSIC GROUP, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to the Company’s stockholders.

Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by visiting investors.wmg.com, where the Company makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.

The Company and its directors, executive officers and certain other members of the Company’s management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about the Company’s directors, executive officers and members of management is contained in the Company’s most recent proxy statement and annual report on Form 10-K, which are available on the Company’s website and at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 6, 2011, by and among Warner Music Group Corp., Airplanes Music LLC and Airplanes Merger Sub, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press Release, dated May 6, 2011, of Warner Music Group Corp., announcing the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: May 9, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 6, 2011, by and among Warner Music Group Corp., Airplanes Music LLC and Airplanes Merger Sub, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press Release, dated May 6, 2011, of Warner Music Group Corp., announcing the Agreement and Plan of Merger.